Exhibit 99.1

Tiptree Financial Inc. Enters Into Credit Facility with Fortress

NEW YORK—September 18, 2013—Tiptree Financial Inc. (“Tiptree”; NASDAQ: “TIPT”) today announced the closing of a $50 million senior secured credit facility between its operating subsidiary Tiptree Operating Company, LLC and Fortress Credit Corp. as Administrative Agent and Lead Arranger.

The Credit Facility has a term of five years and includes a $125 million accordion feature allowing Tiptree to increase total borrowing capacity to $175 million, subject to certain approvals. The new facility will be used for general corporate purposes.

Geoffrey Kauffman, President & CEO of Tiptree stated, “We are pleased to have partnered with Fortress on this transaction. The Fortress facility increases Tiptree’s liquidity and capital flexibility for future acquisitions and incremental investments in our subsidiaries.”

About Tiptree Financial Inc.

Tiptree is a diversified holding company. Through its operating subsidiary, Tiptree Operating Company, LLC, Tiptree’s primary focus is on four sectors of financial services: insurance and insurance services, real estate, asset management and specialty finance (including corporate, consumer and tax-exempt credit).

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. There are various factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control, including economic, business, funding market, competitive and/or regulatory factors. Factors such as these are set forth under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in the Company’s most recent Annual Report on Form 10-K and its quarterly reports on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.